As filed with the Securities and Exchange            Registration No. 33-
Commission on January 27, 1997

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                               NORRELL CORPORATION
               (Exact name of issuer as specified in its charter)

        GEORGIA                                            58-0953079
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

                            3535 Piedmont Road, NE
                            Atlanta, Georgia 30305
                   (Address of principal executive office)

                                   ----------

                        COMTEX INFORMATION SYSTEMS, INC.
                                STOCK OPTION PLAN
                            (Full title of the plan)

                                   ----------

                               MARK H. HAIN, ESQ.
                               Norrell Corporation
                             3535 Piedmont Road, NE
                             Atlanta, Georgia 30305
                                  404/240-3000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   ----------



                                         CALCULATION OF REGISTRATION  FEE
=========================================================================================================================
                                                   Proposed maximum             Proposed maximum
     Title of             Amount to be              offering price                  aggregate               Amount of
    securities             registered                per share(1)               offering price(1)       registration fee
 to be registered
-------------------------------------------------------------------------------------------------------------------------
  Common Stock,             140,961                  $4.565                      $643,487                 $195.00
   no par value
==================  ======================== ============================  ===========================  =================

         (1) Calculated pursuant to Rule 457(h)(1) on the basis of the actual weighted average price at which options may be exercised.

                                EXPLANATORY NOTE

         In accordance with the Note to Part I of Form S-8, the information specified by Part I of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of shares of the Common Stock of Norrell Corporation (the "Company") under the Comtex Information Systems, Inc. Stock Option Plan (the "Plan").

                               NORRELL CORPORATION

                       REGISTRATION STATEMENT ON FORM S-8

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

    The Company hereby incorporates by reference into this Registration Statement the following documents:

    (a) The Company's Annual Report on Form 10-K for the fiscal year ended October 27, 1996.

    (b) All other reports filed with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since October 27, 1996.

    (c) The description of the Common Stock contained in the Company's Registration Statement on Form 8-A. (File No. 0-24300)

    All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

ITEM 4.      DESCRIPTION OF SECURITIES.

    Inapplicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

    Inapplicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Pursuant to Sections 14-2-851 through 14-2-857 of the Georgia Business Corporation Code, as amended, directors, officers, employees and agents of the Company may, and in some cases must, be indemnified by the Company under certain circumstances against expenses and liabilities incurred by or imposed upon them as a result of actions, suits or proceedings brought against them as directors, officers, employees and agents of the Company (including actions, suits or proceedings brought against them for violations of the federal securities laws). Directors, officers, employees and agents of the Company may be indemnified against expenses if they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action, if they had no reasonable cause to believe their conduct was unlawful. A director, officer, employee or agent may be indemnified against expenses incurred in connection with a derivative suit if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the Company, except that no indemnification may be made without court approval if such person was adjudged liable for negligence or misconduct in the performance of his or her duty to the Company. This statutory indemnification is not exclusive of any rights provided by any by-law, agreement, vote of shareholders or disinterested directors or otherwise.

    Article Nine of the Company's Amended and Restated By-laws set forth the extent to which the Company's directors, officers, employees and agents shall and may be indemnified against liabilities which they may incur while serving in such capacities. Pursuant to these provisions, the directors and officers of the Company will be indemnified against any losses incurred in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee, or agent of the Company or served with another corporation, partnership, joint venture, trust or other enterprise at the request of the Company and will provide advances, for expenses incurred in defending any such action, suit or proceeding, upon receipt of an undertaking by or on behalf of such director, officer, employee or agent to repay such advances, it is ultimately determined that he is not entitled to indemnification by the Company.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

    Inapplicable.

ITEM 8.  EXHIBITS.

    The following exhibits are filed with or incorporated by reference into this Registration Statement pursuant to Item 601 of Regulation S-K:

Exhibit No.  Description

    5        Opinion of Counsel with respect to the securities being registered.

    23.1     Consent of Counsel (included in Exhibit 5).

    23.2     Consent of Arthur Andersen LLP, independent public accountants.

    24       Power of Attorney (see signature pages to this Registration
             Statement).

ITEM 9.      UNDERTAKINGS.

           (a) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933 (the "Securities Act"), each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

           (c)      The Company hereby undertakes:

                    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                             (i)     To include any prospectus required by
                                     Section 10(a)(3) of the Securities Act;

                             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

           provided, however, that paragraphs (c)(1)(i) and (c)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 23rd day of January, 1997.


                                   NORRELL CORPORATION



                                   By: /s/  C. Douglas Miller
                                       --------------------------------------
                                       C. Douglas Miller
                                       President and Chief Executive Officer


                                POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints C. Douglas Miller, Larry J. Bryan and Mark H. Hain, or any of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, could lawfully do or cause to be done by virtue hereof.


    Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities indicated below on the 23rd day of January, 1997:


/s/ C. Douglas Miller                   President, Chief
--------------------------------        Executive Officer and Director
C. Douglas Miller                       (principal executive officer)




/s/ Larry J. Bryan                      Executive Vice President
--------------------------------        and Director
Larry J. Bryan




/s/ C. Kent Garner                      Chief Financial Officer
--------------------------------        (principal financial and
C. Kent Garner                          accounting officer)

                                        Chairman of the Board
--------------------------------
Guy W. Millner



/s/  Lucius E. Burch, III               Director
--------------------------------
Lucius E. Burch, III



/s/  Donald A. McMahon                  Director
--------------------------------
Donald A. McMahon



/s/   Frank A. Metz, Jr.                Director
--------------------------------
Frank A. Metz, Jr.



/s/   Nancy Clark Reynolds              Director
--------------------------------
Nancy Clark Reynolds



/s/   Carl E. Sanders                   Director
--------------------------------
Carl E. Sanders



/s/   Thomas A. Vadnais                 Director
--------------------------------
Thomas A. Vadnais


/s/    Kaaren Johnson-Street            Director
--------------------------------
Kaaren Johnson-Street